Exhibit 10.30

SYNOPSYS, INC.

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

(As amended by approval of the Board of Directors on January 27, 2010 and the stockholders on March 25, 2010)

I.	PURPOSE OF THE PLAN

This 2005 Non-Employee Directors Equity Incentive Plan (the “Plan”) is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the “Corporation”), by providing the non-employee members of the Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

II.	DEFINITIONS

For purposes of the Plan, the following definitions shall be in effect:

ANNUAL MEETING: the first meeting of the Corporation’s stockholders held each calendar year at which directors of the Corporation are selected.

AWARD: an option granted pursuant to Section VI.A(1), Section VI.A(2)(i) or Section VI.A(3) or common stock issued as Restricted Stock pursuant to Section VI.A(2)(ii).

BOARD: the Corporation’s Board of Directors.

CODE: the Internal Revenue Code of 1986, as amended.

COMMON STOCK: shares of the Corporation’s common stock.

CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

(1) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(2) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

(1) a merger or consolidation in which the Corporation is not the surviving entity,

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation but only if such sale, transfer or other disposition occurs in connection with the complete liquidation or dissolution of the Corporation, or

(3) any merger in which the Corporation is the surviving entity but becomes a more than fifty percent (50%) owned subsidiary of another corporation.

EFFECTIVE DATE: January 27, 2010, the date this amended Plan was approved by the Board.

ELIGIBLE DIRECTOR: a person designated as an Eligible Director pursuant to Section V.A.

FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

(1) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination as reported in a source the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

1934 ACT: the Securities Exchange Act of 1934, as amended.

OPTIONEE: any person to whom an option is granted under the Plan.

ORIGINAL EFFECTIVE DATE: March 1, 2005, the date on which the Plan was originally adopted by the Board.

PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

RESTRICTED STOCK: shares of Common Stock as described in Section VI.A(2)(ii).

III.	ADMINISTRATION OF THE PLAN

Except as otherwise provided herein, the terms and conditions of each Award (including the timing and pricing of option grants) shall be determined by the express terms and conditions of the Plan. To the extent not inconsistent with the foregoing, the Board shall have the power to construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for the administration of the Plan. All such interpretations and constructions made by the Board shall be final and binding on all parties who have an interest in the Plan. The Board, in the exercise of this power, may (i) correct any defect, omission or inconsistency in the Plan or in any Stock Option Agreement or Restricted Stock Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, (ii) to amend the Plan or an Award as provided in Section VIII, or (iii) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Corporation. Notwithstanding the foregoing, the Board shall not have the power to approve a program whereby outstanding Awards are surrendered in exchange for Awards with a lower exercise price, without first obtaining stockholder approval of such program other than changes to outstanding awards pursuant to Section IV.C.

IV.	STOCK SUBJECT TO THE PLAN

A. Shares of the Corporation’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 750,000 shares.

B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for issuance under the Plan. Unvested shares of Restricted Stock that revert to the Corporation shall also be available for reissuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock that were not acquired from the Corporation, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which Awards are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each Award outstanding under the Plan. The adjustments to the outstanding Awards shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards and shall be final, binding and conclusive.

V.	ELIGIBILITY

A. Eligible Directors. The individuals eligible to receive Awards pursuant to the provisions of this Plan shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who are re-elected as non-employee Board members at one or more Annual Meetings held after the Effective Date whether or not such individual is serving as a non-employee director on the Effective Date. Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

B. Limitation. Except for the grants to be made pursuant to this Plan, non-employee Board members shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Corporation or any parent or subsidiary.

VI.	TERMS AND CONDITIONS OF AUTOMATIC AWARDS

A. Award Amounts and Dates. Awards shall be granted in the amounts and on the dates specified below:

(1) Initial Awards. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation’s stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase thirty thousand (30,000) shares of Common Stock. The terms and conditions of any such option shall be as set forth in Section VI.B.

(2) Annual Awards. On the date of each Annual Meeting during the term of this Plan, each Eligible Director who is re-elected to the Board at that Annual Meeting shall automatically be granted, on the date of such Annual Meeting (the “Award Annual Meeting”), an annual Award (an “Annual Award”) in the form described below, with a value equal to the Annual Award Value, as defined below. There shall be no limit on the number of Annual Awards any one Eligible Director may receive over his or her period of continued Board service during the term of this Plan. On or before the December 31st of the calendar year immediately preceding the calendar year in which the Award Annual Meeting occurs, the Board shall determine the portion of the Annual Award that shall be in the form of a stock option in the form described in Section VI.A(2)(i) below and/or the portion that shall be in the form of Restricted Stock described in Section VI.A(2)(ii) below. In the event that no such determination is made by such December 31st, the last determination made by the Board as to the applicable form or forms of Annual Award to be received, and respective portions thereof, shall continue with respect to the Annual Awards issuable at the Award Annual Meeting.

(i) If the Annual Award is in the form of a stock option, the Annual Award shall be a non-statutory option to purchase a number of shares of Common Stock (an “Annual Option Grant”) equal to the number of shares which will result in the Annual Option Grant having a value as determined under the generally accepted accounting principles employed by the Corporation for the purposes of preparing its financial statements equal to the Annual Award Value. The Annual Option Grant shall have the terms and conditions set forth in Section VI.B.

(ii) If the Annual Award is in the form of Restricted Stock, the Annual Award shall be a grant of a number of unvested shares of Common Stock with a Fair Market Value equal to the Annual Award Value with any fractional share being eliminated. The terms and conditions of an Annual Award in the form of restricted stock shall be as set forth in Section VI.C. Notwithstanding the foregoing, the Board shall have the authority to provide that an Award in the form of Restricted Stock shall instead be in the form of a commitment to issue shares of Common Stock on the dates the Restricted Stock would have vested and otherwise with substantially the same provisions as set forth in this Plan for Awards of Restricted Stock. (Such a commitment is commonly referred to as an award of “Restricted Stock Units.”) If the Board has determined that Awards of Restricted Stock Units shall be made in lieu of Awards of Restricted Stock, references in this Plan to Restricted Stock shall be deemed references to Restricted Stock Units.

(3) Interim Awards. In the case of an Eligible Director who is appointed to the Board on a date (the “Interim Appointment Date”) that is neither (x) the date of an Annual Meeting nor (y) a date that is more than eleven (11) months since the most recent Annual Meeting that preceded the Interim Appointment Date, such Eligible Director shall automatically be granted, at the time of such appointment, an Award (an “Interim Award”) in the form of a non-statutory option to purchase a number of shares of Common Stock (an “Interim Option Grant”) equal to the number of shares which will result in the Interim Option Grant having a value as determined under the generally accepted accounting principles employed by the Corporation for the purposes of preparing its financial statements equal to the Interim Award Value, as defined below. The Interim Option Grant shall have the terms and conditions set forth in Section VI.B

(4) Definitions. The following definitions shall apply for the purposes of this Section VI:

(i) For the purposes of this Section VI.A, “Annual Award Value” shall mean a dollar amount equal to the annual cash retainer for service as a Director in effect at the time of the Award Annual Meeting for the period from the Award Annual Meeting until the first Annual Meeting following the Award Annual Meeting.

(ii) “Interim Award Value” shall mean a dollar amount equal to the product of (i) the Annual Award Value the Eligible Director would have received had the Eligible Director been appointed to the Board at the time of the most recent Annual Meeting that preceded the Interim Appointment Date multiplied by (ii) a fraction the numerator of which is twelve (12) minus the lesser of (x) the number of whole months from the most recent Annual Meeting that preceded the Interim Appointment Date until the Interim Appointment Date with any fraction of a month being rounded up to the next whole month or (y) twelve (12) and the denominator of which is twelve (12).

B. Terms and Conditions of Options. Any options granted pursuant to Section VI.A(1), Section VI.A(2)(i) or Section VI.A(3) shall have the following terms and conditions:

(1) Exercise Price. The exercise price per share of Common Stock subject to such option shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

(2) Payment. Upon the exercise of the option in whole or in part, the exercise price for the portion being exercised shall become immediately due and shall be payable in one of the alternative forms specified below, or in a combination of such alternative forms, to the extent permitted by law and permitted in the form of Stock Option Agreement issued in connection with the option:

(i) full payment in cash or check made payable to the Corporation’s order; or

(ii) full payment in shares of Common Stock valued at Fair Market Value on the Exercise Date (as such term is defined below); or

(iii) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (x) shall provide irrevocable written instructions to a brokerage firm acceptable to the Corporation to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (y) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

(iv) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Corporation shall accept a cash payment from the Eligible Director to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided further, however, that shares of Common Stock will no longer be outstanding under the option and will not be exercisable thereafter to the extent that (x) shares are used to pay the exercise price pursuant to the “net exercise” of the option and (y) shares are directly or indirectly delivered to the Eligible Director as a result of such exercise of the option.

For purposes of this Section VI.B(2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option, payment of the exercise price for the purchased shares must accompany the exercise notice.

(3) Exercisability/Vesting. Each stock option granted pursuant to this Plan shall be exercisable only if the option becomes vested in accordance with the terms of this Plan. Once a portion of an option becomes vested, such portion shall remain exercisable until either such portion is exercised or the option is terminated in accordance with the provisions of this Plan. In no event, however, shall any additional option shares vest after the Optionee’s cessation of Board service. Except as otherwise provided in this Plan, options granted pursuant to this Plan shall vest as follows:

(i) The initial automatic grant for thirty thousand (30,000) shares made to each Eligible Director shall vest in a series of four (4) successive equal installments as such individual continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the grant date of that option.

(ii) Each Annual Option Grant and any Interim Option Grant made to an Eligible Director shall vest in thirty-six (36) successive equal monthly installments for each month the Optionee continues in Board service from the grant date of that option through the third (3rd) anniversary of the grant date of the option. Any Annual Option Grant vesting installment that is scheduled to occur on or about the date of an annual meeting that follows the date of grant shall instead vest on the date immediately prior to the date of such annual meeting, subject to continued Board service through such date.

(iii) Should the Optionee die or become Permanently Disabled while serving as a Board member, then any option grant issued under the Plan held by the Optionee at the time of his or her death or Permanent Disability may subsequently be exercised for any or all of the option shares in which the Optionee is vested at that time plus an additional number of option shares equal to the number of option shares (if any) in which the Optionee would have vested had he or she continued in Board service until the next Annual Meeting.

(4) Option Term. Each option grant under the Plan shall have a maximum term of seven (7) years measured from the automatic grant date.

(5) Effect of Termination of Board Service.

(i) Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more option grants issued under the Plan, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

(ii) Should the Optionee die on or before the date that is six (6) months after cessation of Board service, then any option grant issued under the Plan held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee’s death.

(iii) Should the Optionee become Permanently Disabled while serving as a Board member, then the Optionee shall have the right to exercise the option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service at any time prior to the expiration of the twelve (12)-month period measured from the date of the Optionee’s Permanent Disability.

(iv) If the exercise of the Option following the termination of the Optionee’s service as a Board member (other than upon the Optionee’s death or Permanent Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of six (6)-months after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the maximum term of the Option. In addition, if the sale of the Common Stock received upon exercise of an Option following the termination of the Optionee’s Service as a Board member would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period described in subsections (i)-(iii) above after the termination of the Optionee’s service as a Board member during which the exercise of the Option would not be in violation of the Company’s insider trading policy; or (ii) the expiration of the maximum term of the Option.

(v) In no event shall any option grant under this Plan remain exercisable after the expiration date of the maximum seven (7) year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs (i) through (iii) above or (if earlier) upon the expiration of the maximum seven (7)-year option term, the grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

(6) Stockholder Rights. The holder of an option grant issued under the Plan shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

(7) Remaining Terms. The remaining terms and conditions of each option grant issued under the Plan shall be as set forth in a written stock option agreement (the “Stock Option Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Stock Option Agreement shall be consistent with the provisions of this Plan.

C. Terms and Conditions of Restricted Stock. Any Restricted Stock granted pursuant to the provisions of Section VI.A(2)(ii) shall have the following terms and conditions:

(1) Payment. To the fullest extent permitted by law, the payment for the restricted shares shall be in the form of past services rendered to or future services to be rendered to the Corporation. In the event additional consideration is required to be paid in order that the restricted shares shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.

(2) Vesting. Each Annual Award granted to an Eligible Director in the form of Restricted Stock shall vest and the Corporation’s repurchase rights shall lapse in a series of three (3) successive equal annual installments as such individual continues in Board service from the grant date of that Annual Award through the dates immediately preceding each of the first three (3) Annual Meetings following the grant date.

Should the Eligible Director die or become Permanently Disabled while serving as a Board member, then any Restricted Stock issued under the Plan held by the Eligible Director at the time of his or her death or Permanent Disability shall be deemed vested for a number of shares equal to the number calculated in the preceding sentence as of the date of death or Permanent Disability plus an additional number of shares equal to the number of shares (if any) in which the Eligible Director would have vested had he or she continued in Board service until the next Annual Meeting.

(3) Effect of Termination of Board Service. Should an Eligible Director cease to serve as a Board member while holding unvested Restricted Stock, the unvested stock shall immediately be forfeited and revert back to the Corporation. No notice or other action shall be required of the Corporation to effectuate such reversion.

(4) Remaining Terms. The remaining terms and conditions of each grant of Restricted Stock under the Plan shall be as set forth in a written restricted stock agreement (the “Restricted Stock Agreement”) in a form adopted from time to time by the Board; provided, however, that the terms of any Restricted Stock Agreement shall be consistent with the provisions of this Plan.

VII.	SPECIAL VESTING ACCELERATION EVENTS

A. In the event of any Corporate Transaction, the Board may provide that some or all of the outstanding stock options and some or all of the Corporation’s outstanding reacquisition rights shall be assumed by the successor corporation or its parent corporation. In the event of any Corporate Transaction, each outstanding stock option and each outstanding share of Restricted Stock shall become immediately vested, immediately prior to the Corporate Transaction unless (i) in the case of an option, such option is assumed by the successor corporation or its parent corporation or (ii) in the case of Restricted Stock, the Corporation’s reacquisition rights are assumed by the successor corporation or its parent corporation. In the event an option outstanding immediately prior to the Corporate Transaction is not assumed by the successor corporation or its parent corporation, the outstanding option shall terminate and cease to be outstanding immediately following the Corporate Transaction to the extent that such option is not exercised as of the effective date of the Corporate Transaction.

B. In connection with any Change in Control of the Corporation, each outstanding, unvested option granted under the Plan and each share of unvested Restricted Stock issued under the Plan shall automatically vest in full immediately prior to the specified effective date for the Change in Control.

VIII. AMENDMENT AND TERMINATION OF THE PLAN AND AWARDS

The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever; provided, however, that no such amendment or modification shall adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the affected Eligible Directors consent to such amendment. In addition, the Board may not, without the approval of the Corporation’s stockholders, amend the Plan in such a manner that would violate applicable laws or the listing requirements applicable to the Corporation with respect to any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

IX.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan originally become effective on the Original Effective Date. This amended Plan document became effective on the Effective Date, subject to stockholder approval at the 2010 Annual Meeting of stockholders.

B. The Plan shall terminate upon the earlier of (i) the day immediately prior to the date of the Annual Meeting of stockholders that occurs in 2015 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise of Awards. If the date of termination is determined under clause (i) above, then all option grants and issuances of Restricted Stock outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the applicable Stock Option Agreements and Restricted Stock Agreements.

X.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

XI.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Awards and the issuance of Common Stock upon the exercise of an Award shall be subject to the Corporation’s compliance in all respects with the requirements of applicable law and the rules of any securities exchange or quotation system on which the Corporation lists the Corporation’s securities.

B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange or quotation system on which the Common Stock is then listed or quoted for trading.

XII.	NO IMPAIRMENT OF RIGHTS

Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

XIII. MISCELLANEOUS PROVISIONS

A. Awards may not be assigned, encumbered or otherwise transferred by any holder of the Award except by will or the laws of descent and distribution or as provided in the associated Stock Option Agreement or Restricted Stock Agreement.

B. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

C. The existence of outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.